EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended November 2, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Dec 2007 – Nov 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.1%	0.0%	-6.1%	-6.1%	-6.3%	-1.3%	2.6%	-1.3%	11.6%	-22.5%	-0.1	-0.2
B**	0.1%	0.0%	-6.6%	-6.7%	-6.8%	-2.0%	N/A	-2.0%	11.6%	-24.4%	-0.1	-0.2
Legacy 1***	0.1%	0.0%	-4.2%	-4.1%	-4.3%	N/A	N/A	-3.6%	11.1%	-17.7%	-0.3	-0.4
Legacy 2***	0.1%	0.0%	-4.5%	-4.4%	-4.7%	N/A	N/A	-4.0%	11.1%	-18.2%	-0.3	-0.5
Global 1***	0.1%	0.0%	-3.6%	-3.6%	-5.5%	N/A	N/A	-4.6%	10.6%	-17.2%	-0.4	-0.6
Global 2***	0.1%	0.0%	-3.9%	-3.8%	-5.8%	N/A	N/A	-4.9%	10.5%	-18.1%	-0.4	-0.6
Global 3***	0.1%	0.0%	-5.2%	-5.3%	-7.4%	N/A	N/A	-6.6%	10.5%	-23.0%	-0.6	-0.8

S&P 500 Total Return Index****	0.2%	0.2%	14.5%	15.6%	11.1%	1.3%	6.3%	1.3%	19.0%	-48.8%	0.2	0.1
Barclays Capital U.S. Long Gov Index****	0.1%	-1.0%	3.4%	6.5%	11.4%	9.5%	8.0%	9.5%	13.2%	-12.3%	0.8	1.3

*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	21%					21%
Energy	10%	Long	Crude Oil	4.2%	Short	10%	Long	Crude Oil	4.3%	Short
			Natural Gas	3.1%	Long			Natural Gas	3.0%	Long
Grains/Foods	8%	Long	Wheat	1.2%	Long	8%	Long	Wheat	1.2%	Long
			Sugar	1.0%	Short			Corn	1.0%	Long
Metals	3%	Short	Aluminum	0.6%	Short	3%	Short	Aluminum	0.6%	Short
			Silver	0.5%	Long			Silver	0.5%	Long
FINANCIALS	79%					79%
Currencies	31%	Short $	Euro / Canadian Dollar	2.6%	Short	30%	Short $	Euro / Canadian Dollar	2.5%	Short
			Euro	2.4%	Short			Euro	2.4%	Short
Equities	29%	Long	S&P 500	6.5%	Long	30%	Long	S&P 500	6.7%	Long
			Eurostoxx Index	4.4%	Long			Eurostoxx Index	4.5%	Long
Fixed Income	19%	Long	Bunds	5.4%	Long	19%	Long	Bunds	5.4%	Long
			U.S. Treasury Bond	2.1%	Long			U.S. Treasury Bond	2.1%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets moved lower as inventories climbed higher, despite the hurricane-related disruptions across many refineries in the Northeast.  Natural gas markets finished higher after supply forecasts were challenged by the impact of the looming hurricane.

Grains/Foods
Corn prices finished higher after reports showed delayed plantings in South America.  Gains in corn were muted, however, as lackluster export-sales data drove prices lower. Soybeans ended negative due to the expected positive revisions to government estimates for U.S. supplies, following recently released estimates from private forecasters.

Metals
Gold markets declined following a better-than-expected U.S. jobs report, which investors saw as a signal the efforts of central banks around the world may ease.  Copper prices fell throughout the week because of concerns surrounding weak Chinese demand.   Investors liquidated risk positions ahead of last week’s jobs report, which also played a role in putting pressure on base metals.

Currencies
The U.S. dollar rose to recent highs against counterparts as a late-week drop in the stock markets boosted demand for safe-haven assets.  Ongoing economic uncertainty in the Eurozone regarding bailouts and continued protests throughout the region pushed the euro to a six-week low versus the dollar.  The Canadian dollar moved higher as speculators believed an improvement in U.S. employment would bode well for the Canadian economy.

Equities
European and Asian equity markets rallied as bullish Chinese and North American economic indicators supported buying.  U.S. equity markets finished a volatile trading week lower after the New York Stock Exchange’s first weather-based, consecutive-day closure since 1888.   Share prices were driven lower due to liquidations caused by concerns surrounding the outcome of the upcoming presidential election and the overall damage caused by Hurricane Sandy.

Fixed Income
U.S. Treasuries strengthened because of uncertainty surrounding the tightly contested presidential election.   Greece’s continued struggles to win support for austerity measures, which are crucial to the nation’s ability to receive bailout assistance, added to the demand for safe haven assets, driving U.S. Treasury prices higher.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.